Exhibit 99.1

          BRE PROPERTIES ANNOUNCES $350 MILLION OFFERING OF CONVERTIBLE
                              SENIOR NOTES DUE 2026

    SAN FRANCISCO, Aug. 8 /PRNewswire-FirstCall/ -- BRE Properties, Inc., (NYSE:
BRE) today announced it has commenced a private offering, subject to market conditions, of $350 million aggregate principal amount of convertible senior notes due 2026, plus an additional $52.5 million aggregate principal amount of notes that may be issued at the option of the initial purchasers to cover over-allotments within 30 days of the initial issuance of the notes. The notes will be senior unsecured obligations of the company, convertible for cash or a combination of cash and shares of the company's common stock, at the company's option.

    The company expects to use the net proceeds from the sale of the notes to redeem or repurchase existing senior unsecured indebtedness, repurchase concurrently with the closing of this offering up to $75 million of shares of the company's common stock, for general corporate purposes and, pending such uses, to temporarily reduce borrowings under the company's unsecured credit facility.

    The notes will be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The notes and any shares of the company's common stock that may be issued upon conversion of the notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    This news release contains forward-looking statements and is based on the company's current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as "believes," "expects," "may," "will," "should," "seeks" "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or their negative form or other variations, or by discussions of strategy, plans or intonations. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in affecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The Company's success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled "Risk Factors" in the Company's most recent Annual Report on Form 10-K as they may be updated from time to time by the Company's subsequent filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. Do not rely solely on forward-looking statements, which only reflect management's analysis. The company assumes no liability to update this information. For more details, please refer to the company's SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

SOURCE  BRE Properties, Inc.
    -0-                             08/08/2006
    /CONTACT: Investor Contact, Edward F. Lange, Jr., +1-415-445-6559, or Media Contact, Thomas E. Mierzwinski, +1-415-445-6525, both of BRE Properties, Inc./
    /Web site:  http://www.breproperties.com /